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                            THIRD AMENDMENT TO                             DRAFT
                AMENDED AND RESTATED EMPLOYMENT CONTRACT                 3/14/97


     THIS AGREEMENT is made as of the ____ day of ________________, 1997, between CARROLLTON FEDERAL BANK, FSB ("Bank") and GARY D. DORMINEY ("Employee").

                             W I T N E S S E T H:

     WHEREAS, the parties entered into an Amended and Restated Employment Contract, made as of the 1st day of September, 1994, as amended by First Amendment thereto dated as of the 1st day of September, 1995, and by the Second Amendment thereto dated as of the 1st day of September, 1996, which employment contract and First and Second Amendment are by reference incorporated herein (the "Employment Contract"); and

     WHEREAS, the Employment Contract currently runs through August 31, 1999, subject to certain extensions upon written notice to the Employee and written acceptance by the Employee; and

     WHEREAS, the Bank now desires to have the Employment Contract's three-year term renew annually unless written notice is provided by either party indicating to the contrary; and

     WHEREAS, Article 3.07 of the Employment Contract provides that the Employee shall receive a payment equal to the greater of the remaining balance of his Employment Contract or 2.99 times his average compensation over the five (5) years preceding said termination in the event of voluntary or involuntary employment termination; and

     WHEREAS, the Board of Directors of the Bank have agreed to provide the Employee with a severance amount equal to 2.99 times his average compensation (as explained above), subject to the conditions set forth herein; and

     WHEREAS, the parties wish to document their intention and agreement that the term of the Employment Contract be changed as stated above;

     NOW, THEREFORE, in consideration of the premises and the mutual benefits flowing to the parties by virtue of the modification of the contract, the parties do agree as follows:

     1. By deleting Article 1.02 of the Employment Contract and substituting therefor the following:

          "1.02  Extension of Term.  The three-year term of the Agreement shall
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     be automatically renewed each September 1st (the `Renewal Date'), unless either party shall notify the other party in writing within ninety (90)
     days before a Renewal Date of that party's intent that the renewal shall not take place. In the event such a timely notice is provided, the term of this Agreement shall expire
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     on the third anniversary of the Renewal Date immediately following the date the written notice was provided pursuant to this Article 1.02, unless the Agreement is terminated earlier pursuant to any other applicable provision of this Agreement."

     2. By deleting the second sentence of Article 3.07 and substituting therefor the following:

     "If termination, voluntary or involuntary, demotion or change of place of employment, follows a change in control of the Bank as defined in this paragraph, the Employee or, in the event of his death, his beneficiaries, shall be entitled to a payment equal to 2.99 times his average annual compensation over the five (5) years preceding termination."

     3. The Employment Contract shall otherwise continue in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Third Amendment to the Employment Contract under seal as of the year and date first above written.


                                   CARROLLTON FEDERAL BANK, FSB


                                   By:   _______________________________(SEAL)
                                         T. AUBREY SILVEY, Chairman



                                         _______________________________(SEAL)
                                         GARY D. DORMINEY

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